UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 20, 2008 (October 14, 2008)

China Industrial Waste Management, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-95836-NY	13-3250816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China Industrial Waste Management, Inc. c/o Dalian Dongtai Industrial Waste Treatment Co., Ltd No. 1 Huaihe West Road E-T-D-Zone, Dalian, China 116600
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011-86-411-85811229

N/A
(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On October 14, 2008, we entered into identical subscription agreements with four investors in connection with the transactions described under Item 3.02 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

On October 14, 2008, we sold an aggregate of 5.334 units of our securities to a group of institutional and accredited investors in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act. Each unit was sold for a purchase price of $60,000, and consisted of (a) 20,000 shares of our common stock, (b) one Class A common stock purchase warrant to purchase 10,000 shares of our common stock until September 30, 2011, at an exercise price of $3.50 per share, and (c) one Class B common stock purchase warrant to purchase 10,000 shares of our common stock until September 30, 2011, at an exercise price of $4.50 per share. We issued the units pursuant to the terms of the subscription agreements referred to in Item 1.01 of this Current Report.

In connection with our sale of the units we entered into various agreements with the investors, the terms of which are set forth in our current report on Form 8-K filed on September 3, 2008.

As compensation for their services we paid the placement agent a commission equal to 7% of the gross proceeds received from the investors ($22,400) and a non-accountable expense allowance equal to 2% of the gross proceeds ($6,400) and we agreed to issue to the placement agent warrants to purchase units identical to the units sold to the investors, on the basis of warrants to purchase one unit for each ten units sold to investors, exercisable until September 30, 2011 at an exercise price equal to 120% of the unit price paid by investors. The placement agent has also agreed not to seek registration of our equity securities issuable to them, and to limit their resale of those securities.

We had reasonable grounds to believe that each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D. In addition, each investor was provided access to business and financial about us and represented that it had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the units. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act of 1933 and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

The sale of the 5.334 units completes a private placement covering an aggregate of 66 units (including 11 over-allotment units) in which the Company received gross proceeds of $3,960,000. The units were placed by Newbridge Securities Corporation to a group of 16 institutional and accredited investors led by the Ancora China Fund. Additional details of the private placement are included in the Company’s current reports on Form 8-K filed on September 3, 2008 and September 22, 2008.

Item 7.01  Regulation FD Disclosure

On October 20, 2008, the Company disseminated a press release relating to the disclosure contained herein. A copy of that press release is furnished as an exhibit to this report. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on September 3, 2008)
10.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on September 3, 2008)
10.3	Placement Agency Agreement dated August 27, 2008 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on September 3, 2008)
99.1	Press Release dated October 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dong Jinqing
Name: Dong Jinqing Title: Chief Executive Officer

Date: October 20, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 20, 2008